EXHIBIT 99(d)

                     LEWIS, RICE & FINGERSH, L.C.  (LETTERHEAD)
                          ATTORNEYS AT LAW
                          500 N. BROADWAY
                       ST. LOUIS, MISSOURI 63102


                          January 5, 2000



Honorable Keith Wenzel
Director
Missouri Department of Insurance

Honorable Quentin Wilson
Director
Missouri Department of Revenue

          Re: Settlement Agreement Dated September 20, 1998 Related to Healthy Alliance Life Insurance Company ("HALIC") v. Director of Revenue and the Director of Insurance, No. 80597 in the Supreme Court of Missouri

Dear Director Wenzel and Director Wilson:

     The purpose of this letter ("this Letter Agreement") is to memorialize the terms on which agreement has been reached with respect to a condition precedent contained in the above-described Settlement Agreement (referred to in this Letter Agreement as the "HALIC Tax Appeal Settlement Agreement"). The HALIC Tax Appeal Settlement Agreement provides for the compromise of certain claims pending in a Petition for Review in the Supreme Court of Missouri styled Healthy Alliance Life Insurance Company v. Director of Revenue and the Director of Insurance, No. 80597.

     The HALIC Tax Appeal Settlement Agreement contains, in Paragraph 6, a condition precedent, "Court Approval of Principal Settlement." The "Principal Settlement" referred to is a separate Settlement Agreement of September 20, 1998, to which Blue Cross and Blue Shield of Missouri, RightCHOICE Managed Care, Inc., the Attorney General of Missouri, and the Director of the Missouri Department of Insurance are parties. The parties have determined that the condition precedent contained in paragraph 6 of the HALIC Tax Appeal Settlement Agreement will not be fulfilled. The parties to the HALIC Tax Appeal Settlement Agreement have nonetheless determined to proceed with consummation of that Agreement.

     In consideration of their mutual undertakings herein, by this Letter Agreement the parties waive the condition precedent, "Court Approval of Principal Settlement," contained in paragraph 6 of the HALIC Tax Appeal Settlement Agreement. This Letter Agreement shall be treated as the notification to the Director of Revenue of the satisfaction of that condition precedent, as provided for in paragraph 3 of the HALIC Tax Appeal Settlement Agreement. Further implementation of the HALIC Tax Appeal Settlement Agreement shall proceed promptly thereafter as provided for therein.

     In addition, in paragraph 4 of the HALIC Tax Appeal Settlement Agreement, HALIC agreed to forbear from asserting certain refund claims for years after 1995. To preserve those claims during the period when it was being determined whether the foregoing condition precedent would be fulfilled, HALIC filed claims for refunds of premium taxes for the years 1996, 1997, and 1998. Those refunds were denied. HALIC appealed to the Administrative Hearing Commission from those denials. HALIC's appeals are proceeding No. 99-3544RV before the Administrative Hearing Commission. Immediately on payment to it of the refunds provided for in paragraph 3 of the HALIC Tax Appeal Settlement Agreement, HALIC will dismiss proceeding No. 99-3544RV with prejudice. HALIC will thereafter comply with paragraph 4 of the HALIC Tax Appeal Settlement Agreement related to the forbearance from the assertion of refund claims.

     This Letter Agreement will be effective on the date of the last signature hereto. It may be executed in counterparts to be exchanged among the parties.

                              Sincerely,

                              /s/  John J. Riffle
                              John J. Riffle

JJR:vla
Attachment

                              /s/  Quentin Wilson
                              Quentin Wilson, Director
                              Missouri Department of Revenue


                              /s/  Keith Wenzel
                              Keith Wenzel, Director
                              Missouri Department of Insurance


                              Healthy Alliance Life Insurance Company


                              By:  /s/  John A. O'Rourke
                                   John A. O'Rourke, President